PRESS RELEASE

INNOSPEC DECLARES SEMI-ANNUAL DIVIDEND AND AUTHORIZES ADDITIONAL SHARE REPURCHASES

Newark, Del. -- August 18, 2006 -- Innospec Inc. (NASDAQ: IOSP) today announced that its Board of Directors has declared a semi-annual dividend of $0.08 (eight cents) per share, payable on October 1, 2006, to holders of record of the common stock of the corporation on September 1, 2006.

Innospec also announced that its Board of Directors has authorized a further Rule 10b5-1 repurchase plan. The plan will commence on August 28, 2006, and complete on October 24, 2006. Under the new plan, the corporation may repurchase shares of common stock up to a total value of $2 million. Innospec successfully completed two similar plans earlier this year, buying back 407,867 shares up to June 30, 2006.

Paul Jennings, Innospec's President and CEO, commented, "The decision to utilize Innospec's capital to initiate a third 10b5-1 plan this year underscores Innospec's financial strength and commitment to increasing shareholder value."

About Innospec Inc.

Innospec Inc. is an international specialty chemicals company with almost 1,000 employees in 23 countries. Innospec divides its operations into three distinct business areas: Fuel Specialties, Performance Chemicals, and Octane Additives. Together, the three businesses manufacture and supply a wide range of specialty chemicals to markets in the Americas, Europe, the Middle East, Africa and Asia-Pacific. Innospec's Fuel Specialties business specializes in manufacturing and supplying the fuel additives that help improve fuel efficiency, boost engine performance and reduce harmful emissions. Innospec's Performance Chemicals business includes a range of companies that manufacture performance chemicals used in the manufacture of such items as personal care products, household detergents, crop protection chemicals as well as in plastics and paper and in the metal plating and oil industries. Innospec's Octane Additives business is the world's only producer of tetra ethyl lead (TEL). The management team has a clear strategy in place to ensure the Company maximizes shareholder value from TEL supply while monitoring and reducing production in line with global demand.

Innospec has manufacturing and sales operations in 23 countries including Belgium, China, Cyprus, Dubai, France, Germany, Greece, Holland, Hong Kong, Hungary, India, Italy, Korea, Singapore, South Africa, Spain, Sweden, Switzerland, the UK and USA, which service the company's worldwide distribution network. For more information about Innospec, please visit our website at www.innospecinc.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements which address operating performance, events or developments that we expect or anticipate will occur in the future. Although such statements are believed by management to be reasonable when made, caution should be exercised not to place undue reliance on forward-looking statements, which are subject to certain risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, actual results may differ materially from those expressed or implied by such forward-looking statements and assumptions. Risks, assumptions and uncertainties include, without limitation, changes in the terms of trading with significant customers or gain or loss thereof, the effects of changing government regulations and economic and market conditions, competition and changes in demand and business and legal risks inherent in non-U.S. activities, including political and economic uncertainty, import and export limitations and market risks related to changes in interest rates and foreign exchange rates, government investigations, material fines or other penalties resulting from the Company's voluntary disclosure to the Office of Foreign Assets Control of the U.S. Department of the Treasury and other risks, uncertainties and assumptions identified in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 and those identified in the Company's other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Kate Davison

Innospec Inc.

+44-151-348-5825

Kate.Davison@innospecinc.com

Mark Harrop

RF|Binder Partners

+1-212-994-7533

Mark.Harrop@RFBinder.com